SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2007

SURETY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12818	72-2065607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 101434 Fort Worth, Texas 76185
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 925-3276

Post Office Box 1778 Fort Worth, Texas 76101
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM   3.02    Unregistered Sales of Equity Securities.

              The current Chairman of the Board of Directors of the Registrant recently learned that on September 4, 2007 (prior to the commencement of the current Chairman’s tenure), the Registrant issued an aggregate of 3,552,295 shares of its common stock to seven individuals, in seven separate transactions.

              The minutes of the September 4, 2007 meeting of the Board of Directors recite that the consideration for each of such issuances was the following: 144,927 shares were for the conversion of an assigned loan; 144,928 shares were for the conversion of an assigned loan; 900,000 shares were for compensation to Mr. Richard Abrams, the former sole director of the Registrant, under his employment agreement; 750,000 shares were for legal work performed for the Registrant from February 2006 through August 2007; 600,000 shares were for legal services rendered on behalf of the Registrant under an indemnification agreement between the Registrant and the former sole director; 712,440 shares were for legal fees paid on behalf of the Registrant under the indemnification agreement between the Registrant and the former sole director; 200,000 shares were for accounting services rendered to the Registrant from December 2004 through August 2007; and 100,000 shares were for services rendered to the Registrant by an individual who served as a director and officer of the Registrant until February 2006.

             The certificates representing the securities bear appropriate legends restricting the transfer of such securities.

             The issuances of restricted shares of common stock were made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SURETY CAPITAL CORPORATION

Dated: December 11, 2007	By:	/s/ Jerome I. Weiner
Jerome I. Weiner
Chairman